EXHIBIT 23.4

Consent of Hacker, Johnson & Smith PA

We consent to the reference to our firm under the caption "Experts" and to the use of our report dated March 16, 2005 with respect to the financial statements of Independent Community Bank at December 31, 2004 and for the year then ended included in the Pre-effective Amendment No. 1 to Form S-4, Registration Statement of Sun American Bancorp (Registration No. 333-139460).

/s/ Hacker, Johnson & Smith PA

HACKER, JOHNSON & SMITH PA

Fort Lauderdale, Florida

January 30, 2007